EXHIBIT 10.4

                              MCALPIN & HENSON
                              Attorneys at Law
                         A Professional Corporation
                            550 Pharr Road, N.E.
                                  Suite 540
                           Atlanta, Georgia 30305
                                404-816-1101
                          Facsimile: 404-816-1109

November 8, 1996

Mr. John J. Rogers
First Federal Savings Bank
  of Brunswick
777 Gloucester Street
P.O. Box 1877
Brunswick, Georgia 31521-1877

Dear John:

At your request, this letter supplements those terms set forth in the draft letter I prepared for you to send to Frank Gentry.

1. First, we have agreed that our fee will not exceed the amount that would have been paid under the September 1991 letter agreement. My calculations show that NationsBank stock must drop significantly before this begins to come into effect, but if that does happen, the fee would be reduced to the amount covered by the previous agreement. In whatever amount the fee was reduced under these circumstances, that amount would be paid to the shareholders either in the form of a special dividend or additional shares. I think I can safely say that we all hope that these circumstances do not arise.

2. Because the write down in attorney fees is being used to fund the management contracts, if for any reason any portion of the management contracts are not paid to the four persons named, then that money will be paid to McAlpin & Henson. Again, I think we can safely say this is a remote possibility.

Also, in reviewing the reference to stock splits and stock dividends on page 3 of the draft to Gentry, I noticed that this did not reference the change on page 2 that makes stock a portion of the attorney fees. When you finalize the letter, please add the phrase "and attorney fees" to the second sentence on page 3 of the draft.

Finally, I have also enclosed another draft to Gentry that addresses his comment regarding the tax issue.

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Mr. John J. Rogers
November 8, 1996
Page 2

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Please let me know if there are any other issues you want me to address.

Sincerely yours,

McALPIN & HENSON, P.C.

/s/ Carlton M. Henson
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Carlton M. Henson

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